[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 10.5K
ENZYME SUPPLY AGREEMENT
THIS ENZYME SUPPLY AGREEMENT, including the exhibits attached hereto (the “Agreement”), effective as of November 1, 2012 (the “Effective Date”), is made and entered into by and between Codexis, Inc., a Delaware corporation, having a place of business at 200 Penobscot Drive, Redwood City, California 94063, United States of America (“Codexis”), Arch Pharmalabs Limited, a corporation organized and existing under the laws of India having a place of business at H wing, 4th Floor, Tex Centre, Chandivali, Mumbai, 400072, India (“Arch”), and solely for the purpose of terminating the CLI Agreement and the CLI MOU (as each such term is defined below) in Section 16.13 below, Codexis Laboratories India Private Limited, a corporation organized and existing under the laws of India having a place of business at G-01, Prestige Loka, 7/1 Brunton Road, Bangalore – 560 025, India (“Codexis India”). Codexis and Arch each may be referred to herein individually as a “Party,” or collectively as the “Parties.”
WHEREAS, Codexis has proprietary rights in certain enzymes, chemical synthesis and biocatalysis process technology, and possesses certain valuable business and/or technical knowledge, information, and/or expertise, relating to enzymatically catalyzed manufacturing processes;
WHEREAS, Arch has expertise and facilities for the manufacture of bulk pharmaceutical active ingredients and/or intermediates thereof by chemical synthetic routes;
WHEREAS, Codexis and Arch entered into that certain Enzyme and Product Supply Agreement effective as of February 16, 2010 (as amended from time to time, the “2010 Codexis Supply Agreement”), together with that certain Memorandum of Understanding for Transfer Pricing and Royalty Calculation effective as of February 16, 2010 (as amended from time to time, the “2010 Codexis MOU” and together with the 2010 Codexis Supply Agreement, the “2010 Codexis Agreements”);
WHEREAS, Codexis India and Arch entered into that certain Product Supply Agreement effective as of February 16, 2010 (as amended from time to time, the “2010 CLI Supply Agreement”), together with that certain Memorandum of Understanding for Transfer Pricing and Royalty Calculation effective as of February 16, 2010 (as amended from time to time, the “2010 CLI MOU” and together with the 2010 Codexis Supply Agreement, the “2010 CLI Agreements” and collectively with the 2010 Codexis Agreements, the “2010 Arch Agreements”); and
WHEREAS, the Parties, and Codexis India desire to terminate the 2010 Arch Agreements and the Parties desire to enter into this Agreement whereby Codexis desires to grant certain rights to Arch to use proprietary technology of Codexis and supply certain proprietary enzymes to Arch for the purpose of manufacturing, promoting and marketing bulk active pharmaceutical ingredients and/or intermediates thereof for sale by Arch to Customers, as more fully set forth in this Agreement.

68701.10
MPDOCS01/68701.16

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.DEFINITIONS
As used in this Agreement, the following terms are defined as indicated:
1.1    “2010 Arch Agreements” shall have the meaning set forth in the Recitals.
1.2    “2010 CLI Agreements” shall have the meaning set forth in the Recitals.
1.3    “2010 CLI MOU” shall have the meaning set forth in the Recitals.
1.4    “2010 CLI Supply Agreement” shall have the meaning set forth in the Recitals.
1.5    “2010 Codexis Agreements” shall have the meaning set forth in the Recitals.
1.6    “2010 Codexis MOU” shall have the meaning set forth in the Recitals.
1.7    “2010 Codexis Supply Agreement” shall have the meaning set forth in the Recitals.
1.8    “Affiliate” shall mean, in respect of any Party or Third Party, any entity that is controlled by, controls, or is under common control with such Party (or Third Party) on or after the Effective Date, as the case may be, but only for so long as such entity remains an Affiliate under this Section 1.8. For purposes of this Section 1.8, the term “control” means (a) direct or indirect ownership of more than fifty percent (50%) of the voting interest in the entity in question, or more than fifty percent (50%) interest in the income of the entity in question; provided, however, that, if local law requires a minimum percentage of local ownership of greater than fifty percent (50%), control will be established by direct or indirect beneficial ownership of one hundred percent (100%) of the maximum ownership percentage that may, under such local law, be owned by foreign interests, or (b) possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the entity in question (whether through ownership of securities or other ownership interests, by contract or otherwise).
1.9    “Active Pharmaceutical Ingredient(s)” or “APIs” shall mean chemicals used in the manufacture of drugs and do not include intermediates used in the manufacture of such chemicals.
1.10    “Applicable Law” shall mean all laws, statutes, ordinances, codes, rules, and regulations that have been enacted by a Government Authority and are in force as of the Effective Date or come into force during the Term, in each case to the extent that the same are applicable to the performance by the Parties of their respective obligations under this Agreement.
1.11    “Arch Bio-Chemical Improvements” shall have the meaning set forth in Section 11.1.2.

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1.12    “Arch Chemical Improvements” shall mean any discovery, contribution, method, finding, or improvement, whether or not patentable, and all related intellectual property that is individually or jointly conceived, invented, reduced to practice, or developed by Arch and/or its Affiliates in connection with this Agreement using solely chemistry steps without involving any bio-chemical conversion and which do not relate to any Codexis IP Rights, Codexis Process or Codexis Enzymes.

1.13    “Business Day” shall mean any day that is not a Saturday or a Sunday or a day on which the New York Stock Exchange is closed.
1.14    “Buy-Out Event” shall mean any of the following events: (a) Codexis filing for bankruptcy or insolvency under Applicable Law (in which case the Buy-Out Event shall apply to all Codexis Enzymes which Codexis was supplying to Arch as of the date of such filing); (b) expiration (but not early termination) of the Term of this Agreement (in which case the Buy-Out Event shall apply only to the Codexis Enzyme(s) for which Codexis’ obligation to supply to Arch have expired); (c) failure by Codexis to supply Codexis Enzyme pursuant to the terms of this Agreement; and (d) Codexis determines that it is not commercially feasible to supply Codexis Enzyme in accordance with the terms of this Agreement (in which case the Buy-Out Event shall apply only to the Codexis Enzyme(s) which Codexis made such determination pursuant to Section 4.1(a)).
1.15    “Calendar Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, however, that (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first complete Calendar Quarter thereafter; and (b) the last Calendar Quarter of the Term shall end upon the expiration or termination of this Agreement.
1.16    “cGMP” shall mean the current Good Manufacturing Practices regulations and implementing guidelines and General Biological Products Standards promulgated by the FDA and published at 21 CFR §§ 210, 211 and 610, as such regulations may be amended from time to time, and by the European Commission as set out in Directive 91/356 EEC of the Commission of the European Communities as may be amended from time to time and all relevant foreign equivalents, to the extent such regulations apply to “API intermediates” and/or “API Bulk Drug” as defined in QA7 of the Quality Guidelines of the International Conference on Harmonization.
1.17     “Claim” shall have the meaning set forth in Section 13.1 or 13.2, as applicable.
1.18     “Codexis Enzyme” shall mean, on a Product-by-Product basis, the respective enzyme(s) set forth on Exhibit 1.18 as of the Effective Date or added at any time during the Term pursuant to an amendment of Exhibit 1.18 made in accordance with Section 16.9.
1.19    “Codexis Enzyme-Related Restrictions” shall have the meaning set forth in Section 2.15.

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1.20     “Codexis India” shall have the meaning set forth in the Preamble.
1.21     “Codexis IP Rights” shall mean, on a Product-by-Product basis, any technology, Information, expertise, know-how, trade secrets, Patents and/or other intellectual property rights (excluding any trademarks) Controlled by Codexis and/or its Affiliates and necessary for or otherwise used in the manufacture of Product.
1.22    “Codexis Process” shall mean, on a Product-by-Product basis, any process and/or method(s) of use of a Codexis Enzyme, including without limitation, any in vitro biochemical conversion of a chemical substrate into the respective Product catalyzed by the respective Codexis Enzyme, or any analog or homolog thereof, developed or supplied by or on behalf of Codexis pursuant to this Agreement. For avoidance of doubt, the Codexis Process shall not include any Arch Chemical Improvements.
1.23    “Confidential Information” shall mean any Information of a confidential and/or proprietary nature, including without limitation the know-how, information, invention disclosures, patent applications, proprietary materials and/or techniques, economic information, business or research strategies, purchase orders (and any information included therein), trade secrets, and material embodiments thereof, disclosed by a Party to the other Party in written form marked “confidential,” or in oral form if summarized in a writing marked “confidential” and delivered to the Receiving Party within thirty (30) days after such oral disclosure. For purposes of this Agreement, any and all Codexis Enzymes and Codexis Processes shall be deemed to be Confidential Information of Codexis.
1.24    “Control” shall mean, with respect to an intellectual property right, possession of the ability, whether arising by ownership or license, to grant a license or sublicense as provided for in this Agreement under such right, or, with respect to an item, possession of the ability, whether arising by ownership or license, to transfer such item as provided for in this Agreement, in each case, without violating the terms of any written agreement with any Third Party.
1.25    “Customers” shall mean those Third Parties that Arch sells or otherwise transfers Products to.
1.26    “Disclosing Party” shall have the meaning set forth in Section 10.1.
1.27    “Disputes” shall have the meaning set forth in Section 14.1.
1.28    “Enzyme Specification” shall have the meaning set forth in Section 2.142.3.
1.29    “FDA” shall mean the U.S. Food and Drug Administration and any successor agency.
1.30    “Government Authority” shall mean any supranational, national, regional, state or local government, court, governmental agency, authority, board, bureau, instrumentality, regulatory body, or other government entity, including without limitation any of the foregoing that is involved in the granting of approvals, licenses, registrations, or authorizations for commercialization of the Product and/or of drug product containing the Product.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.31    “Information” shall mean data, results, inventories, information, inventions, know-how, processes, machines, trade secrets, techniques, methods, developments, materials, or compositions of matter or other information of any type or kind.
1.32    “Manufacturing Facility” shall mean any site or plant in which Arch manufactures Product in accordance with the provisions of this Agreement.
1.33     “Non-Codexis Process” shall mean, on a Product-by-Product basis, in whole or in part, any chemical and/or manufacturing methods, processes, procedures, and/or techniques (excluding Codexis Process), which are individually or jointly conceived, invented, reduced to practice, or developed by Arch and/or its Affiliates, in connection with this Agreement, whether patentable or not, and any improvements and/or modifications thereto, in each case as necessary for or otherwise used in the manufacture of Product.
1.34    “Non-Exclusive Relationship” shall have the meaning set forth in Section 4.2.
1.35    “Option” shall have the meaning set forth in Section 15.5.
1.36    “Patent” shall mean: (a) issued letters patent, including extensions, supplemental protection certificates, registrations, confirmations, reissues, reexaminations or renewals thereof; and (b) pending applications, including any provisional applications, converted provisional applications, continuing prosecution applications and continuation, divisional, or continuation-in-part applications thereof, for any of the foregoing.
1.37    “Products” shall mean the API and intermediate products set forth on Exhibit 1.37 as of the Effective Date or added at any time during the Term pursuant to an amendment of Exhibit 1.37 made in accordance with Section 16.9.
1.38     “Purchase Order” shall have the meaning set forth in Section 2.7.
1.39    “Receiving Party” shall have the meaning set forth in Section 10.1.
1.40    “Rolling Requirement Forecast” shall have the meaning set forth in Section 2.6.
1.41    “Term” shall have the meaning set forth in Section 15.1.
1.42    “Third Party” (and with its correlative meaning, “Third Parties”) shall mean any party other than Codexis, Arch, or an Affiliate of either Codexis or Arch.
2.    ENZYME PURCHASE AND SUPPLY; LICENSE GRANTS
2.1    Codexis Enzymes. Subject to the terms and conditions of this Agreement, including without limitation Section 4.1, on a Product-by- Product basis, Arch (and its Affiliates) shall purchase exclusively from Codexis (or its Affiliates) quantities of applicable Codexis Enzyme sufficient to enable Arch (or its Affiliates) to manufacture the respective Products. Subject to Section 4.1, Codexis (and its Affiliates) shall not supply Codexis Enzymes to any other Third Party for purposes of

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manufacturing Products and Arch (and its Affiliates) shall not acquire any enzyme for use in the manufacture of Products from any Third Party. Notwithstanding the foregoing,
Codexis (or its Affiliates) may supply [***] to any Third Party, [***] to [***] and [***] to [***].
2.2    License Grants to Arch. Subject to the terms and conditions of this Agreement, Codexis hereby grants to Arch on a Product-by-Product basis, during the Term a non-exclusive, non-sublicensable and non-transferable (subject to Section 16.6) license under the Codexis IP Rights to use the Codexis Enzyme(s) and/or Codexis Process(es) solely to manufacture Products for sale by Arch to Arch Customers.
2.3    Enzyme Specification. The specification for each Codexis Enzyme (each, an “Enzyme Specification”) is as set forth in Exhibit 2.14. All Codexis Enzymes supplied by Codexis hereunder shall comply with the applicable Enzyme Specification.
2.4    Supply Obligation of Codexis. Subject to the terms and conditions of this Agreement, during the Term, Codexis shall supply (or have supplied by its designees) Codexis Enzymes to Arch to be used by Arch solely in the manufacture of Products.
2.5    New or Improved Enzymes. On a Product-by-Product basis, Codexis shall provide Arch with its projected commercial availability date for any improved Codexis Enzyme(s) for existing Product(s) at least [***] prior to Codexis’ projected ability to manufacture at least [***] of each such Codexis Enzyme and upon designation by Codexis, such improved Codexis Enzyme shall be added to Exhibit 1.18 and fall within the definition of Codexis Enzyme.
2.6    Rolling Requirement Forecasts. On a Product-by-Product basis, at least thirty (30) days prior to the beginning of each Calendar Quarter, Arch shall provide Codexis a written forecast of Arch’s expected requirements for each of the Codexis Enzyme(s) based on Arch’s good faith projected sales of Products, during the following twelve (12) calendar months broken down by calendar months, and which shall include projected order dates, quantities, shipping dates, and quality standards (as applicable) (each, an “Rolling Requirement Forecast”).
2.7    Purchase Orders. Each of the Codexis Enzyme(s) shall be ordered by Arch by written purchase order delivered by email (or by any other means agreed by the Parties), in a form to be mutually agreed by the Parties (each, a “Purchase Order”). No communications (oral, electronic, written or otherwise) between the Parties in respect of any purchase or supply of Codexis Enzymes shall be binding on the Parties except to the extent such communication is embodied in a document signed by each Party. At least three (3) months prior to the earliest desired date of delivery, Arch shall place binding Purchase Orders for each of the Codexis Enzyme(s) reasonably consistent with the Rolling Requirement Forecast. Codexis shall have five (5) Business Days to accept or reject each Purchase Order and if Codexis does not respond within such five (5) Business Days then the Purchase Order is deemed rejected.
2.8    Codexis Enzyme Supply. Codexis shall ensure that the timing and delivery of supply of Codexis Enzyme is consistent with the Rolling Requirement Forecast. Codexis, at its sole cost and expense, will validate, manufacture and supply the Codexis Enzymes in accordance with

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the applicable Enzyme Specification, and will be responsible for all necessary and useful requirements therefor, including without limitation ensuring sufficient manufacturing capacity, employing appropriate equipment, facilities and personnel, implementing cost reduction plans, and complying with all Applicable Laws.
2.9        Conflicts. To the extent that there is any conflict or inconsistency between this Agreement and any Rolling Requirement Forecast or Purchase Order, the terms of this Agreement shall govern unless otherwise agreed to in writing by the Parties. For clarity, no term or condition added by Arch to a Purchase Order shall be binding on Codexis unless such term or condition is specifically agreed to by Codexis in writing signed by a duly authorized officer of Codexis.
2.10    Delivery and Storage of Codexis Enzymes. Subject to Section 2.7, Codexis shall deliver to Arch the amount of each of the Codexis Enzyme(s) specified in each Purchase Order no later than the dates specified therein; provided, that Codexis shall not be required to deliver such amount prior to three (3) months after receiving such Purchase Order. All Codexis Enzyme shall be shipped by Codexis FCA Origin (Incoterms 2010) at Codexis’ manufacturer’s facility, and risk of loss shall pass to Arch upon such delivery. Codexis shall ship Codexis Enzymes under appropriate packaging and storage conditions. Codexis shall provide any documentation required for shipment of Supplied Enzymes. Arch agrees to store all Codexis Enzymes in accordance with the storage requirements provided by Codexis to and Arch shall bear any and all costs arising from failure to comply with such storage requirements, including without limitation, any payments required for additional quantities of Codexis Enzymes purchased by Arch due to such failure.
2.11    Inspection of Codexis Enzyme. Codexis Enzymes shall be shipped with a mandatory certificate of analysis as per customary industry practice. Arch shall have ten (10) days to inspect each shipment and provide a written rejection of any shipment of Codexis Enzyme on the basis that such Codexis Enzyme does not comply with the applicable Enzyme Specification. In the event that Codexis receives a written notice of rejection from Arch, subject to Section 2.13, Codexis shall replace such rejected Codexis Enzyme pursuant to Section 2.12. If Arch fails to notify Codexis in writing of a rejection within such ten (10) day period, the shipment of Codexis Enzyme shall be deemed accepted by Arch and Codexis shall have no obligation to accept a return of or to replace such shipment. In any event, Arch shall pay for such Codexis Enzymes as otherwise provided herein and shall be entitled to, at its sole discretion, a credit or refund of the properly rejected shipment at the time they are ultimately rejected.
2.12    Replacement of Defective Codexis Enzyme. In the event that Codexis receives a written notice of rejection from Arch in accordance with Section 2.11, Codexis (or its designee) shall, at the sole cost and expense of Codexis, replace any shipment of such rejected Codexis Enzyme, including without limitation disposal of such rejected Codexis Enzyme, within sixty (60) days after receiving Arch’s written notice of rejection. For clarity, the foregoing right shall not limit any other remedy available at law or in equity. Arch shall keep such defective Codexis Enzyme at its premises until receipt of Codexis’ instruction for Arch to return or otherwise dispose of such defective Codexis Enzyme. Notwithstanding anything to the contrary, Codexis shall have no obligation to replace any shipment of Codexis Enzyme or part thereof pursuant to this Section 2.12 or issue a refund or credit pursuant to Section 2.11 in the event Codexis can establish that there was

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no defect or such defect occurred after delivery of such shipment of Codexis Enzyme. Codexis shall in good faith provide details to Arch of test methods that are customarily employed by Codexis to check the purity and quality of Codexis Enzyme supplied to Arch. In the case of a marginal Enzyme Specification failure or non-compliance, the relevant Codexis Enzyme can be offered to Arch for use at a higher loading rate in the production process than dictated by the standard recipe. Under such cases, if there is increased inconvenience to Arch in use of such Codexis Enzyme then a reduced price will be agreed to by the Parties that reflects the increased usage and inconvenience.
2.13    Disputes. If Codexis disputes Arch’s right to reject all or part of any shipment of any Codexis Enzyme as set forth in Section 2.11, Codexis shall notify Arch within ten (10) days after receipt of Arch’s written notice of such rejection. Such dispute shall be resolved by a Third Party within thirty (30) days of such notice. Such Third Party shall have expertise in the area of biocatalysis, the identity of whom shall be mutually agreed upon by the Parties, and the appointment of whom shall not be unreasonably delayed or conditioned by either Party. The determination of such Third Party with respect to all or part of any shipment of any Codexis Enzyme shall be final and binding upon the Parties. The Third Party’s scope of review and decision shall be strictly limited to the reasons given by Arch in rejecting the shipment or part thereof, and such Third Party may not consider any alleged defects or reasons beyond the alleged defects and reasons given by Arch. For the avoidance of doubt, if such Third Party determines that the reasons given by Arch in rejecting the shipment or part thereof were not proper, then no refund or credit shall be due to Arch under Section 2.11, even if such Third Party determines that the shipment was defective on other, independent bases. The fees and expenses of such Third Party shall be paid by the Party against which the determination is made. Notwithstanding anything to the contrary in this Article 2, Codexis shall continue delivering Codexis Enzyme(s) pursuant to the terms of this Agreement and Arch shall pay for Codexis Enzymes, including without limitation replacement of any defective Codexis Enzyme, pursuant to the terms of this Agreement during the dispute resolution process set forth in this Section 2.13.
2.14    [INTENTIONALLY OMITTED.]
2.15    Audit Rights. During the Term and for a period of three (3) years thereafter, Arch shall permit an independent technical consultant selected by Codexis but agreed to by Arch, such agreement not to be unreasonably withheld or delayed, to have access to Arch’s records and books, and to review Arch’s manufacturing process for Product using Codexis Enzyme, at the applicable Manufacturing Facility(ies) in order to (a) conduct an independent assessment of the performance of the Codexis Process and (b) to verify that Arch has not (i) used, sold, transferred, or produced any Codexis Enzymes, Codexis Process or technology relating to the Codexis Process, including without limitation the Codexis IP Rights, in violation of the terms and conditions of this Agreement; or (ii) reverse engineered or created any derivatives of, or made modifications and/or improvements to the Codexis Enzyme or any DNA encoding it (the “Codexis Enzyme-Related Restrictions”). Such records and books of accounting shall be kept at Arch’s principal place of business. Such audit shall take place no more than once every twelve (12) months during regular business hours, and upon not less than ten (10) days’ written notice. Such independent auditor shall be subject to confidentiality obligations, and such auditor shall not disclose Confidential Information of Arch to Codexis except to the extent such Confidential Information is related to the subject matter of such

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audit. If such examination reveals that Arch has violated any Codexis Enzyme-Related Restriction, Codexis shall have the right, in its sole discretion, to terminate this Agreement pursuant to Section 15.2. The fees and expenses of such assessment shall be paid by Codexis, unless the examination results in a determination that Arch has violated any Codexis Enzyme-Related Restriction, in which case Arch shall pay all reasonable costs and expenses incurred by Codexis in the course of making such determination, including the fees and expenses of such assessment.

3.    [INTENTIONALLY OMITTED.]
4.    NON-EXCLUSIVE RELATIONSHIP.
4.1    Conversion to Non-Exclusive Relationship. On a Product-by-Product basis, the exclusive relationship set forth in Section 2.1 shall be converted to a Non-Exclusive Relationship in the event of any of the following:
(a)    Upon written notice by Codexis to Arch that it is not commercially feasible, in Codexis’ sole discretion, for Codexis to continue to supply any of the respective Codexis Enzyme(s) to Arch pursuant to Article 2, and Codexis provides ninety (90) days prior notice to Arch of such decision at any time after the Effective Date, on a Product-by-Product basis; and/or
(b)    Upon written notice by either Party to the other Party upon a material, uncured breach by the other Party that is not cured within thirty (30) days’ written notice of such breach, in which case any or all Products, as identified by the non-breaching Party, shall be subject to a Non-Exclusive Relationship.
Notwithstanding anything in this Section 4.1 to the contrary, in the event that Arch fails to purchase at least an aggregate [***] of Codexis Enzyme in any [***] period, then Codexis shall have the right to sell the Codexis Enzymes to an Affiliate and/or any Third Party for the manufacture of the Products.
4.2    “Non-Exclusive Relationship” shall mean, for the relevant Product, notwithstanding Section 2.1, (i) Codexis shall have the right to sell/license the Codexis Enzymes and Codexis Processes to any Third Party; (ii) Arch shall have a corresponding right to procure the enzymes (other than Codexis Enzymes) and processes (other than the Codexis Process) needed to manufacture such Product from any Third Party; and (iii) without prejudice to above, with respect to a right granted by one Party to the other Party under this Agreement, such right may be granted to any Third Party in the first Party’s sole discretion. For the avoidance of doubt, the establishment of a Non-Exclusive Relationship in respect of any Product shall not affect the rights and obligations in respect of any other Products.
4.3    Manufacture of [***]. In the event that Arch encounters production problems in the manufacture of [***], Arch shall have the right to temporarily source [***] from Third Parties, where such [***] has been manufactured without the use of any Supplied Enzyme; provided that

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in such event, (a) Arch works diligently to resolve such production problems as soon as practicable and (b) Arch pays Codexis [***] for every kilogram of such [***] that is sourced from a Third Party.
5.    [INTENTIONALLY OMITTED.]
6.    MARKETING OF PRODUCTS
6.1    Diligence by Arch. Arch shall use commercially reasonable efforts to market and sell Products to Customers.
6.2    Prices and Terms of Sale. Arch shall decide, in its sole discretion, the selling price of Products to be sold to Customers
6.3    [INTENTIONALLY OMITTED.]
6.4    [INTENTIONALLY OMITTED.]
7.    REGULATORY FILINGS AND COMPLIANCE
7.1    Arch’s Regulatory Responsibilities. Arch shall be solely responsible for and shall carry out and complete all regulatory updates and filings necessary to obtain the consent of any Government Authorities (including without limitation the FDA) to the extent required in order to ensure that Arch and/or Codexis’ use of any Codexis Enzymes and/or Codexis Processes to manufacture, have manufactured, use, sell, offer for sale, import, export, and/or otherwise distribute Products for use in a drug product to be marketed in India complies with all Applicable Law and such updates and filings shall be in Arch’s name and owned exclusively by Arch. Arch shall designate as confidential in any such regulatory filings any Confidential Information of Codexis contained therein, and Arch shall make requests under Applicable Law for confidential treatment covering such Confidential Information. Arch shall, in its sole discretion, determine any matters regarding the regulatory strategy of Product(s) to be sold to Customers.
7.2    Codexis’ Regulatory Responsibilities. Codexis will provide to Arch (a) all documentation Controlled by Codexis and/or its Affiliates requested by the relevant Government Authorities necessary for approvals; and (b) all reasonable assistance as requested by Arch, in order to permit Arch and/or its Affiliates to make the filings contemplated in Section 7.1. In particular, Codexis shall provide Arch with all the documents and information required for registrations, at health authorities and for GMO registration, if required under Applicable Law, including without limitation the full description of stability data, toxicological data, certificates of analysis and material safety data sheets, in each case, solely to the extent applicable to the applicable Codexis Enzyme used in each Codexis Process.

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7.2.1    Regulatory Reports. Arch shall notify Codexis within a commercially reasonable period of time of any regulatory filing, or license application related to the manufacture, use, sale, import, export and/or other distribution of any Product during the Term.
8.    [INTENTIONALLY OMITTED.]
9.    PAYMENTS
9.1    [INTENTIONALLY OMITTED.]
9.2    Enzyme Supply by Codexis.
9.2.1    Subject to the adjustments set forth in Section 9.2.2 of this Agreement and the last sentence of this Section 9.2.1, on a Codexis Enzyme-by-Codexis Enzyme basis, Arch shall pay to Codexis [***] per kilogram of Codexis Enzyme or such other amount as may be agreed to in writing by the Parties; provided, a [***] surcharge will be applied to each delivery of Codexis Enzyme that is requested to be delivered to Arch in less than [***]. The Parties agree that on each anniversary of the Effective Date, the Parties shall mutually agree on a new price for the Codexis Enzymes for the subsequent [***] period.
9.2.2    In the event that the specific activity, as measured by Codexis, of any Codexis Enzyme supplied to Arch varies by more than [***] percent ([***]%) from the specific activity set forth in the applicable Enzyme Specification, the transfer price for such Codexis Enzyme shall be adjusted to reflect the change in the amount of such Codexis Enzyme that will be required to produce the relevant Product(s). For example, if the specific activity is (a) lower by more than [***] percent ([***]%) from the applicable Enzyme Specification, resulting in a requirement to use [***] percent ([***]%) more Codexis Enzyme to manufacture the same amount of Product(s), then the selling price for such Codexis Enzyme shall be decreased by [***] percent ([***]%) and (b) higher by more than [***] percent ([***]%) from the applicable Enzyme Specification, resulting in a requirement to use [***] percent ([***]%) less Codexis Enzyme to manufacture the same amount of Product(s), then the selling price for such Codexis Enzyme shall be increased by [***] percent ([***]%).
9.2.3    Arch shall pay Codexis within ninety (90) days of delivery of each shipment of Codexis Enzyme hereunder. All payments made by Arch to Codexis for Codexis Enzymes shall be free of offsets, deductions, or withholdings of any kind for any and all taxes, duties, or other similar fees and/or penalties levied by any Government Authority, which taxes, duties, fees and/or penalties, if any, shall be borne solely by Arch. Notwithstanding, if any order of any income tax authority specifies deduction of tax at source on account of income tax payable by Codexis, the amount computed at the rate specified in the said order shall be withheld and deposited in government account as per Applicable Law.
9.3    Purchase of Existing Inventory. On the Effective Date, Arch shall purchase from Codexis all existing inventory of enzymes supplied by Codexis under the 2010 Codexis Supply

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Agreement, including enzymes that have been used to manufacture Arch Products (and work in process towards Arch Products) (as such term is defined in the 2010 Codexis Supply Agreement) that are in inventory at Arch and its Affiliates as of such date. The transfer price for such enzymes shall equal [***] per kilogram of enzyme (or enzyme equivalent) minus any amounts previously paid by Arch to Codexis for such enzymes.
9.4    Late Payment Interest. Any payment under the terms and conditions of this Agreement made after the date such payment is due and payable shall bear interest as of the day after the date such payment was due and payable and shall continue to accrue such interest until such payment is made at a rate equal to the lesser of either (a) two percent (2%) above the prime rate as reported by Federal Reserve Bank of New York, located in New York, New York, as of the date such payment was due and payable, or (b) the maximum rate permitted by Applicable Law.
10.    CONFIDENTIALITY
10.1    In General. In connection with this Agreement each Party (the “Disclosing Party”) may provide to the other Party (the “Receiving Party”), Confidential Information.
10.2    Non-Disclosure and Non-Use. The Receiving Party shall maintain the Confidential Information of the Disclosing Party in confidence, shall not disclose such Confidential Information to any Third Party, and shall not use such Confidential Information for any purpose except as expressly permitted under the terms and conditions of this Agreement. Notwithstanding the previous sentence, the Receiving Party may disclose the Confidential Information of the Disclosing Party solely on a “need to know basis” to its Affiliates and its officers, directors, employees, legal counsel, contractors and agents, and independent legal counsel, each of whom prior to disclosure must be bound by obligations of nondisclosure and non-use no less restrictive than the obligations set forth in this Article 10; provided, however, that, in each of the above situations, the Receiving Party shall remain responsible for any failure by any person or entity who receives Confidential Information pursuant to this Section 10.2 to treat such Confidential Information as required under this Article 10. The Receiving Party shall take the same degree of care that the Receiving Party uses to protect its own confidential and proprietary information of a similar nature and importance, but in no event shall such care be less than reasonable care.
10.3    Exceptions. The obligations of non-disclosure and non-use under Section 10.2 will not apply as to particular Confidential Information of a Disclosing Party to the extent that such Confidential Information: (a) is at the time of receipt, or thereafter becomes, through no fault of the Receiving Party or its Affiliates, published or publicly known or available; (b) is known by the Receiving Party or its Affiliates at the time of receiving such information, as evidenced by competent written records; (c) is hereafter furnished to the Receiving Party or its Affiliates by a Third Party without breach of a duty to the Disclosing Party; or (d) is independently discovered or developed by the Receiving Party or its Affiliates without use of, application of, access to, or reference to Confidential Information of the Disclosing Party, as evidenced by competent written records.
10.4    Disclosure Required by Law. Disclosure of Confidential Information shall not be precluded if such disclosure (a) is in response to a valid order, or required under the regulations, of

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a court or other governmental body; or (b) is required by Applicable Law; provided, however, that the Receiving Party first has given reasonable prior notice to the Disclosing Party and at the Disclosing Party’s request, the Receiving Party cooperates with the Disclosing Party’s efforts, as applicable, to obtain a protective order limiting the extent of such disclosure and requiring that the Confidential Information so disclosed be used only for the purposes for which such order was issued or as required by such Applicable Law.
10.5    Remedies. The Receiving Party agrees that its obligations under this Article 10 are necessary and reasonable to protect the Disclosing Party’s business interests and that the unauthorized disclosure or use of Confidential Information of the Disclosing Party will cause irreparable harm and significant injury, the degree of which may be difficult to ascertain. The Receiving Party further acknowledges and agrees that in the event of any actual or threatened breach of this Article 10, the Disclosing Party may have no adequate remedy at law and, accordingly, that the Disclosing Party will have the right to seek an immediate injunction, without an obligation to post a bond or any similar security, enjoining any breach or threatened breach of this Article 10, as well as the right to pursue any and all other rights and remedies available at law or in equity for such breach or threatened breach.
10.6    Agreement Terms. The existence of, and the terms and conditions of, this Agreement shall be Confidential Information of each of the Parties, and subject to the terms of this Article 10; provided, however, that (x) each Party may disclose this Agreement, in confidence, (i) to legal, scientific and financial advisors and (ii) in connection with any proposed legal transaction involving the disclosing Party in the form of mergers, offerings, acquisitions, fundings and investments; and (y) each Party may disclose this Agreement, in its entirety or with portions redacted, as may be required by Applicable Law, including but not limited to filing of this Agreement with the Securities and Exchange Commission (and, for the avoidance of doubt, if any such disclosure or filing is made on a non-confidential basis then the portions disclosed or filed shall no longer be deemed Confidential Information).
10.7    Survival. All obligations of non-disclosure and non-use imposed pursuant to the terms and conditions of this Article 10 shall survive expiration or termination of this Agreement and continue in full force and effect for a period of ten (10) years after the effective date of such expiration or such termination.
11.    INTELLECTUAL PROPERTY
11.1    Ownership by Codexis.
11.1.1    As between the Parties, subject only to the licenses set forth in Article 2, Codexis shall retain all right, title and interest in, to and under the Codexis IP Rights, Codexis Process, each and every Codexis Enzyme.
11.1.2    Arch hereby assigns to Codexis all its right, title, and interest in, to, and under any and all discovery, invention, contribution, method, finding, or improvement, whether or not patentable, and all related intellectual property, including without limitation Patents and know-how,

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that is conceived, reduced to practice, or otherwise developed by Arch or an Affiliate of Arch, either solely or jointly with Codexis and/or a Third Party, during the Term that relates to the Codexis IP Rights, Codexis Process and/or any Codexis Enzyme (collectively, the “Arch Bio-Chemical Improvements”). Arch and its Affiliates agree to cooperate with Codexis, at Codexis’ reasonable request and expense, in the preparation of any patent application claiming any subject matter within such inventions and intellectual property rights.
11.1.3    Codexis, at its own expense, shall have the sole right, but not the obligation, to file applications for and to control the prosecution and maintenance of the Codexis IP Rights, including without limitation any and all intellectual property assigned by Arch to Codexis pursuant to Section 11.1.2, except as otherwise expressly noted.
11.2    Ownership by Arch.
11.2.1    As between the Parties, subject only to the licenses set forth in Article Error! Reference source not found., Arch shall retain all right, title and interest in, to and under the Arch Chemical Improvements.
11.2.2    Arch, at its own expense, shall have the sole right, but not the obligation, to file applications for and to control the prosecution and maintenance of the intellectual property rights embodied in the Non-Codexis Process and Arch Chemical Improvements.
11.3    Enforcement.
11.3.1    At any time during the Term, if a Party determines that a Third Party is or may be infringing any Patent, or may have misappropriated any other right, within the Codexis IP Rights, the Party making such determination shall promptly provide written notice to the other Party thereof.
11.3.2    Codexis, at its expense, shall have the right, but not the obligation, to enforce all rights (a) in the Codexis Enzyme(s) and/or Codexis Process(es and any and all intellectual property rights therein, including without limitation the Codexis IP Rights; and (b) with respect to any and all intellectual property assigned by Arch to Codexis pursuant to Section 11.1.2.
11.3.3    In the event that Codexis enforces its rights pursuant to this Section 11.3, Arch and its Affiliates, if applicable, shall cooperate fully with Codexis in such enforcement, including without limitation, by joining as a party plaintiff and executing such documents as Codexis may reasonably request.
11.4    Attorney in Fact. If Codexis cannot obtain the signature of Arch or its Affiliates, as applicable, on any document necessary to exercise its rights under this Article 11, Arch and each of its Affiliates hereby irrevocably designates and appoints Codexis and each of its duly authorized officers and agents as Arch’s agent and attorney-in-fact, to act for, and on behalf of Arch, to execute and file any such document to further exercise Codexis’ rights or protections with the same force and effect as if executed and delivered by Arch or its Affiliates. Exercise of the foregoing right shall be at the sole expense of Codexis, and Codexis agrees to hold Arch and each of its Affiliates

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harmless against any loss, liability, or expense that Arch may have to incur on account of the exercise by Codexis of such right. This Section 11.4 shall not apply with respect to the execution and/or filing of any document in the event of any dispute between the Parties with respect to the ownership provision under Section 11.1.2. If any document is executed and/or filed by Codexis on behalf of Arch prior to any dispute between the two Parties on any matter contained in Section 11.1, such document shall not bind Arch in any manner. On each occasion of exercise of the right conferred in the first sentence of this Section 11.4, Codexis agrees to provide a written notice to Arch within seven (7) days after such exercise, containing material particulars of the document filed and/or executed.
11.5    Allocation of Recovery. Any recovery awarded by a court of competent jurisdiction or final resort in an unreversed, unappealed, or unappealable decision or judgment from an action by Codexis to enforce any rights within the Codexis IP Rights, including without limitation any and all intellectual property assigned by Arch to Codexis pursuant to Section 11.1.2, shall be first applied to reimburse Codexis’ and Arch’s unreimbursed expenses on pro-rata basis in proportion to their expenses, including without limitation reasonable attorney’s fees and court costs. Any remaining amount of such damages or other monetary awards shall then be applied between the Parties in such action or proceeding on a pro rata basis based upon the Parties’ respective out-of-pocket expenses directly associated with such action or proceeding.
11.6    Termination for Patent Challenge. If Arch or any of its Affiliates challenges in a court of competent jurisdiction or in any interference, re-examination or opposition proceeding, the validity, scope or enforceability of any Patent embodied in the Codexis Enzyme(s) and/or Codexis Process(es, including without limitation the Codexis IP Rights, Codexis shall have the right to terminate this Agreement immediately upon written notice to Arch provided in accordance with Section 16.7. If Applicable Law prevents Codexis from termination of this Agreement pursuant to this Section 11.6, Arch acknowledges and agrees that Arch may retain the licenses granted under this Agreement; provided, however, that the relationship between the Parties in respect of all Products shall convert to a Non-Exclusive Relationship.
11.7    Third Party Claims. If, after the Effective Date, Arch becomes aware of any claims made by Third Parties that such Third Party’s intellectual property may be infringed by the use, manufacture, having manufactured, marketing, selling, offering to sell, importing, exporting, and/or other distribution of any Products, Arch shall promptly notify Codexis thereof. If, after the Effective Date, Codexis becomes aware of any claims made by Third Parties that such Third Party’s intellectual property rights may be infringed by the use, manufacture, having manufactured, marketing, selling, offering to sell, importing, exporting, and/or other distribution of any Codexis Enzymes or Codexis Process, Codexis shall promptly notify Arch thereof. The Parties shall meet and discuss in good faith steps to avoid any such potential infringement, including without limitation whether to obtain rights to practice under such Third Party-intellectual property, and, if so, which Party shall obtain such rights and the terms of obtaining such rights and the relative sharing of the costs thereof.
12.    REPRESENTATIONS, WARRANTIES AND COVENANTS

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12.1    Representations and Warranties of Codexis. Codexis hereby represents and warrants to Arch that as of the Effective Date:
12.1.3    Codexis is a corporation organized under the laws of Delaware and is authorized to do business to the extent necessary to fulfill its obligations hereunder;
12.1.4    Codexis has the full right and authority to enter into this Agreement, and no consent or authorization not obtained prior to the Effective Date is necessary to be obtained;
12.1.5    Codexis has obtained all licenses, authorizations, and permissions necessary under Applicable Law for meeting and performing its obligations under this Agreement and all such licenses, authorizations, and permissions are in full force and effect;
12.1.6    Codexis Controls the Codexis IP Rights;
12.1.7    Codexis has not granted any right, license, or interest in, to, or under the Codexis IP Rights that is inconsistent with the rights granted to Arch hereunder;
12.1.8    to the knowledge of Codexis, there is no material impediment that would prevent, preclude, or otherwise inhibit its ability to grant the rights and licenses granted, or to perform its obligations, under this Agreement;
12.1.9    Codexis is not a party to any agreement that would prevent it from granting the rights granted to Arch under this Agreement or performing its obligations under this Agreement, and the execution, delivery, and performance of this Agreement shall not violate, conflict with, or constitute a default under any agreement (including without limitation its corporate charter or other organizational documents) to which it is a party or to which it may be bound, or to its knowledge any Applicable Laws or order of any court or other tribunal; and
12.1.10    Codexis has not entered into any understanding, agreement or amendment to any agreement or granted any right to any Third Party that would conflict with the terms of this Agreement or the rights granted to Arch hereunder.
12.2    Representations and Warranties of Arch. Arch hereby represents and warrants to Codexis that as of the Effective Date:
12.2.4    Arch is a corporation organized under the laws of India and is authorized to do business to the extent necessary to fulfill its obligations hereunder;
12.2.5    Arch has the full right and authority to enter into this Agreement, and no consent or authorization not obtained prior to the Effective Date is necessary to be obtained;
12.2.6    Arch has obtained all licenses, authorizations, and permissions necessary under Applicable Law for meeting and performing its obligations under this Agreement and all such licenses, authorizations, and permissions are in full force and effect;

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12.2.7    to the knowledge of Arch, there is no material impediment that would prevent, preclude, or otherwise inhibit its ability to grant the rights and licenses granted, or to perform its obligations, under this Agreement;
12.2.8    Arch is not a party to any agreement that would prevent it from granting the rights granted to Codexis under this Agreement or performing its obligations under this Agreement, and the execution, delivery, and performance of this Agreement shall not violate, conflict with, or constitute a default under any agreement (including without limitation its corporate charter or other organizational documents) to which it is a party or to which it may be bound, or to its knowledge any Applicable Laws or order of any court or other tribunal; and
12.2.9    Arch’s and its Affiliates’ Manufacturing Facilities and all manufacturing facilities utilized by Arch or its Affiliates (a) are registered with the appropriate Government Authorities and (b) in compliance with all applicable Government Authority standards and Applicable Law.
12.3    Covenants of Codexis. Codexis hereby covenants that:
12.3.1    Codexis shall keep all licenses, authorizations, and permissions necessary under Applicable Law for the meeting and performing of its obligations under this Agreement in full force and effect during the Term;
12.3.2    except as otherwise permitted under this Agreement including without limitation Sections 4.1, 4.2 and 2.2, Codexis shall not (i) buy or source any Product from any Third Party and shall not make any purchase commitments with respect to such Products to any such Third Party, (ii) on a Product-by-Product basis, sell any Product to any Customer; and (iii) agree to sell the Products to any Third Party; provided, however, that in the event that a Third Party acquires Codexis and/or all or substantially all of Codexis’ pharmaceutical business, the restriction set forth in clause (iii) above shall not apply to any preexisting business of such acquirer and/or its Affiliates; provided further that in such event, Codexis’ obligations to exclusively supply the Codexis Enzymes to Arch shall remain in full force and effect.
12.3.3    Codexis shall at all times strictly comply with all Applicable Laws from time to time in force including, without prejudice to the generality of the foregoing, the provisions of the Foreign Corrupt Practices Act of 1977, as amended, and rules and regulations relating to due and proper performance of its duties and obligations under this Agreement;
12.3.4    each of the Codexis Enzymes shall conform to the applicable Enzyme Specification therefor and be manufactured and supplied in accordance with Applicable Law and be certified to be TSE/BSE free;
12.3.5    Codexis shall be solely responsible for its own taxes; and
12.3.6    Codexis shall not during the Term enter into any understanding, agreement or amendment to any agreement or grant any right to any Third Party that would conflict with the terms of this Agreement or the rights granted to Arch hereunder.

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12.4    Covenants of Arch. Arch hereby covenants that:
12.4.1    Arch shall use Codexis Enzyme(s) and/or Codexis Process(es) solely for the purpose of manufacture of the applicable Product(s) in India pursuant to this Agreement;
12.4.2    Arch shall not (i) reverse engineer, deconstruct or in any way determine, or attempt to reverse engineer, deconstruct or in any way determine, the structure or composition of any Codexis Enzyme; or (ii) immobilize, modify or otherwise create any derivative of any such Codexis Enzyme; or (iii) supply and/or license any Codexis Enzyme to any Third Party; or (iv) do indirectly, either through a Third Party or an Affiliate, or permit a Third Party or an Affiliate to do any of the activities contained in (i) or (ii) above that Arch itself agrees not to do, unless Arch exercises its option pursuant to the right provided in Section 15.5 of this Agreement;
12.4.3    Arch shall protect and maintain the confidential and proprietary nature of Codexis Enzymes, Codexis Processes and Codexis IP Rights and will take measures and precautions to secure the Codexis IP Rights, Codexis Processes, and each Codexis Enzyme in its exclusive custody and control against any loss, damage, misuse and/or theft;
12.4.4    Arch shall keep all licenses, authorizations, and permissions necessary under Applicable Law for the meeting and performing of its obligations under this Agreement in full force and effect during the Term;
12.4.5    Arch shall at all times strictly comply with all Applicable Laws from time to time in force including, without prejudice to the generality of the foregoing, the provisions of the Drugs & Cosmetic Act 1940, prevailing Drugs Price Control Order, Central Excises Act 1944, The Industries (Development & Regulation) Act, 1951, the Foreign Corrupt Practices Act of 1977, as amended, labour welfare legislation and the rules, regulations and notifications made or issued thereunder, and import and/or export laws, rules and regulations relating to due and proper performance of its duties and obligations under this Agreement;
12.4.6    Arch shall be solely responsible for its own taxes; and
12.4.7    Arch shall not during the Term enter into any understanding, agreement or amendment to any agreement or grant any right to any Third Party that would conflict with the terms of this Agreement or the rights granted to Codexis hereunder.
12.5    Limitation of Warranties. EXCEPT AS SPECIFICALLY SET FORTH IN THIS ARTICLE 12, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR USE, ANY WARRANTY OF NON-INFRINGEMENT, OR ANY OTHER STATUTORY WARRANTY. EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES.
13.    INDEMNIFICATION AND INSURANCE

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13.1    Arch Indemnification. Arch shall indemnify, defend, and hold Codexis and its directors, officers, employees, agents, and Affiliates, harmless from and against all Third Party claims, demands, damages, liabilities, losses, costs, and expenses, including without limitation attorney’s fees (each, a “Claim”) resulting from or arising out of (a) any breach by Arch of any of Arch’s representations, warranties, or covenants under Article 12; (b) the use, storage, handling, transportation, distribution, or any other disposition of any Codexis Enzyme (while under the exclusive custody or control of Arch or any Affiliate of Arch) by Arch or any Affiliate of Arch; or (c) the development, testing, manufacture, use, exportation, storage, handling, transportation, sale, marketing, distribution, or any other disposition of any Product (while under the exclusive custody or control of Arch or any Affiliate of Arch) by Arch or any Affiliate of Arch; provided, however, that Arch’s indemnification obligations under this Section 13.1 shall not apply (i) to any such Claim arising out of Codexis’ negligence or willful misconduct; (ii) to the extent such Claim is the responsibility of Codexis under Section 13.2; or (iii) to the extent that Arch has complied with all Applicable Laws and its rights and obligations under this Agreement.
13.2    Codexis Indemnification. Codexis shall indemnify, defend, and hold Arch, and its directors, officers, employees, agents, and Affiliates, harmless from and against all Third Party claims, demands, damages, liabilities, losses, costs, and expenses, including without limitation attorney’s fees (each, a “Claim”) resulting from or arising out of (a) any breach by Codexis of any of Codexis’ representations, warranties, or covenants under Article 12; or (b) the development, testing, manufacture, use, sale, offer for sale, importation, exportation, storage, handling, transportation, distribution, or any other disposition of any Codexis Enzyme (while under the exclusive custody or control of Codexis or any Affiliate of Codexis) by Codexis or any Affiliate of Codexis; provided, however, that Codexis’ indemnification obligations under this Section 13.2 shall not apply (i) to any such Claim arising out of Arch’s negligence or willful misconduct; (ii) to the extent such Claim is the responsibility of Arch under Section 13.1; or (iii) to the extent that Codexis has complied with all Applicable Laws and its rights and obligations under this Agreement.
13.3    Procedure. For purposes of this Article 13, the indemnified Party shall give prompt written notice in accordance with Section 16.7 to the indemnifying Party of any suits, claims, or demands by Third Parties or the indemnified Party that may give rise to any Claim for which indemnification may be required under this Article 13; provided, however, that failure to give such notice shall not relieve the indemnifying Party of its obligation to provide indemnification hereunder except if and to the extent that such failure materially affects the ability of the indemnifying Party to defend the applicable suit, claim, or demand. The indemnifying Party shall be entitled to assume the defense and control of any such suit, claim, or demand of any Third Party at its own cost and expense; provided, however, that the indemnified Party shall have the right to be represented by its own counsel at its own cost in such matters. In the event that the indemnifying Party declines to or fails to timely assume control of any such suit, claim, or demand, the indemnified Party shall be entitled to assume such control, conduct the defense of, and settle such suit, claim, or action, all at the sole cost and expense of the indemnifying Party. Neither the indemnifying Party nor the indemnified Party shall settle or dispose of any such matter in any manner that would adversely affect the rights or interests of the other Party without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed. Each Party shall cooperate with the other Party and its counsel in the course of the defense of any such suit, claim, or demand, such cooperation

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to include, without limitation, using reasonable efforts to provide or make available documents, information, and witnesses.
13.4    Insurance.
13.4.1    During the Term, each Party shall maintain, at its sole cost and expense, the types of insurance with minimum limits as set forth in the applicable table in Exhibit 13.4.1. Notwithstanding anything to the contrary in Exhibit 13.4.1, each Party shall be required to maintain product liability insurance with at least the following limits: (a) any limit mutually agreed to by the Parties, (b) any limit required by a customer that requests to purchase at least Three Million Dollars ($3,000,000) worth of Products collectively from the Parties and their Affiliates in any one (1) year period, or (c) at the point at which Parties and their Affiliates collectively have sold an aggregate amount of at least Thirty Million Dollars ($30,000,000) worth of Products in any one (1) year period, a combined single limit of not less than Ten Million Dollars ($10,000,000) per occurrence and in the aggregate.
13.4.2    Such insurance shall insure against all liability arising out of the manufacture, use, sale, distribution, or marketing of Products. The insurance will contain no more than an ordinary deductible. Such insurance shall be primary, without regard to any other insurance the insured Party or any other additional insured shall maintain or otherwise have in force. The Parties acknowledge and agree that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Section 13.4. In the event that any of the required policies of insurance are written on a claims made basis, then such policies shall be maintained during the entire term of this Agreement and for a period of not less than five (5) years following the termination or expiration of this Agreement.
13.4.3    Each Party shall be named as an additional insured under the other Party’s Commercial General Liability, Products Liability (as applicable) and Umbrella insurance policies to the extent permitted under such policies. Such additional insured status shall end upon the termination or expiration of this Agreement unless the insuring Party’s policies are written on a claims made basis, in which case such additional insured status shall continue for the period of time that such insuring Party is required to maintain such insurance under the terms of this Agreement.
13.4.4    Each Party will (a) furnish certificates of insurance to the other Party evidencing the required insurance and additional insured status, as applicable, prior to the Effective Date and upon request thereafter and (b) provide the other Party with written notice at least thirty (30) days prior to the cancellation, non-renewal or material change in such insurance that materially adversely affects the rights of the other Party hereunder.
14.    DISPUTE RESOLUTION
14.1    Exclusive Dispute Resolution Mechanism. The Parties agree that the procedures set forth in this Article 14 shall be the exclusive mechanism for resolving any disputes, controversies, or claims (collectively, “Disputes”) between the Parties that may arise from time

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to time pursuant to this Agreement relating to either Party’s rights and/or obligations hereunder that cannot be resolved through good faith negotiation between the Parties.
14.2    Arbitration.
14.2.8    Any and all unresolved Disputes, except as set forth in Section 14.3 or Section 14.4, shall be exclusively and finally resolved by binding arbitration.
14.2.9    Any arbitration concerning a Dispute shall be conducted in London, unless otherwise agreed to by the Parties in writing. Each and any arbitration shall be administered by the London Court of International Arbitration (“LCIA”), and shall be conducted in accordance with LCIA Rules (the “Rules”), as such Rules may be amended from time to time. All arbitration proceedings will be conducted in the English language.
14.2.10    Within ten (10) days after receipt of an arbitration notice from a Party, the Parties shall attempt in good faith to agree on a single neutral arbitrator with relevant industry experience to conduct the arbitration. If the Parties do not agree on a single neutral arbitrator within ten (10) days after receipt of an arbitration notice, each Party shall select one (1) arbitrator within fifteen (15) days after receipt of an arbitration notice and the two (2) Party-selected arbitrators shall select a third arbitrator with relevant industry experience to constitute a panel of three (3) arbitrators to conduct the arbitration in accordance with the Rules. In the event that the two (2) Party-selected arbitrators are unable to select the third arbitrator due to lack of mutual consent, the Parties shall request the LCIA to appoint an independent and qualified third arbitrator and an appointment made by LCIA pursuant to such request shall be binding on both the Parties. In the event that only one of the Parties selects an arbitrator within fifteen (15) days after receipt of an arbitration notice, then such arbitrator shall be entitled to act as the sole arbitrator to resolve the Dispute or any and all unresolved issues subject to the arbitration. Each and every arbitrator of the arbitration panel conducting the arbitration must and shall agree to render an opinion within twenty (20) days after the final hearing before the panel.
14.2.11    The decision or award of the arbitrator(s) shall be final, binding, and incontestable and may be used as a basis for judgment thereon in any jurisdiction. To the full extent permissible under Applicable Law, the Parties hereby expressly agree to waive the right to appeal from the decision of the arbitrator(s), there shall be no appeal to any court or other authority (government or private) from the decision of the arbitrator(s), and the Parties shall not dispute nor question the validity of such decision or award before any regulatory or other authority in any jurisdiction where enforcement action is taken by the Party in whose favor the decision or award is rendered, except in the case of fraud. The arbitrator(s) shall, upon the request of either Party, issue a written opinion of the findings of fact and conclusions of law and shall deliver a copy to each of the Parties. Each Party shall bear its own costs and attorney’s fees, and the Parties shall equally bear the fees, costs, and expenses of the arbitrator(s) and the arbitration proceedings; provided, however, that the arbitrator(s) may exercise discretion to award costs, including attorney’s fees, to the prevailing Party. Without limiting any other remedies that may be available under Applicable Law, the arbitrator(s) shall have no authority to award provisional remedies of any nature whatsoever, or punitive, special, consequential, or any other similar form of damages except as expressly set forth in Section 16.2.

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14.3    Preliminary Injunctions. Notwithstanding anything in this Agreement to the contrary, and pursuant to Section 10.5, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the decision of the arbitrator(s) on the ultimate merits of any Dispute.
14.4    Patent Disputes. Notwithstanding anything in this Agreement to the contrary, any and all issues regarding the scope, construction, validity, and enforceability of one or more Patents shall be determined in a court of competent jurisdiction under the local patent laws of the jurisdictions having issued the Patent or Patents in question.
14.5    Confidentiality. All proceedings and decisions of the arbitrator(s) shall be deemed Confidential Information of each of the Parties, and shall be subject to the terms and conditions of Article 10.
15.    TERM, TERMINATION and BUY-OUT RIGHT
15.1    Term. The term of this Agreement shall commence on the Effective Date and continue in full force and effect on a Product-by-Product basis until February 16, 2020, unless extended by mutual agreement of the Parties and/or unless terminated at an earlier date in accordance with Sections 15.2 or 15.3 (the “Term”).
15.2    Termination for Cause. If a Party breaches any material term or condition of this Agreement, the other Party may notify the breaching Party in writing of such breach, in accordance with Section 16.7, setting forth the nature of the breach in reasonable detail. If the breaching Party fails to cure such breach (if curable) within thirty (30) days after the receipt of the foregoing notice from the non-breaching Party, the non-breaching Party may terminate this Agreement effective immediately upon delivery of a second written notice to the breaching Party. Any breach by an Affiliate of Arch of any of the terms and conditions of this Agreement shall constitute a breach of this Agreement by Arch. In the event of a non-curable breach, the non-breaching Party shall be entitled, in the non-breaching Party’s sole discretion, to immediately terminate on a Product-by-Product basis or this Agreement in its entirety.
15.3    Termination for Insolvency. To the extent permitted under Applicable Law, a Party may terminate this Agreement upon thirty (30) days written notice to the other Party on or after the occurrence of any of the following events: (a) the appointment of a trustee, receiver or custodian for all or substantially all of the property of the other Party, or for any lesser portion of such property, if the result materially and adversely affects the ability of the other Party to fulfill its obligations hereunder, which appointment is not dismissed within sixty (60) days; (b) the determination by a court or tribunal of competent jurisdiction that the other Party is insolvent such that a Party’s liabilities exceed the fair market value of its assets; (c) the filing of a petition for relief in bankruptcy by the other Party on its own behalf, or the filing of any such petition against the other Party if the proceeding is not dismissed or withdrawn within sixty (60) days thereafter; (d) an assignment by the other Party for the benefit of creditors; or (e) the dissolution or liquidation of the other Party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

15.4    Effect of Expiration or Termination.
15.4.1    Upon expiration of this Agreement, on a Product-by-Product basis, pursuant to Section 15.1 (but not early termination), the licenses in respect of such Product under Section 2.2 shall terminate unless Arch exercises the right provided in Section 15.5 of this Agreement.
15.4.2    Upon expiration or termination of this Agreement by either Party for any reason, each Party shall promptly return, or destroy and provide written certification of such destruction by a duly authorized officer of such Party, any and all Confidential Information of the other Party in such first Party’s possession or control at the time of such expiration or termination, provided however, if Arch is entitled to exercise its right under Section 15.5 and exercised such right, then Arch shall not be required to return or destroy any Confidential Information in Arch’s possession at the time of such expiration or termination which Confidential Information is used to practice or exploit any right acquired by the exercise of the Option pursuant to Section 15.5 below.
15.4.3    Expiration or termination of this Agreement for any reason shall not (a) release any Party from any obligation that has accrued prior to the effective date of such expiration or termination (including the obligation to pay amounts accrued and due under this Agreement prior to the expiration or termination date but which are unpaid or become payable thereafter), (b) preclude any Party from claiming any other damages, compensation, or relief that it may be entitled to upon such expiration or termination, or (c) terminate any right to obtain performance of any obligation provided for in this Agreement that shall survive expiration or termination.
15.5    Right to acquire Product license on the occurrence of any Buy-Out Event. On the occurrence of any Buy-Out Event, Arch shall have the right, but not the obligation, to acquire an irrevocable, royalty-free, perpetual and non-exclusive license on a Product-by-Product basis, to Codexis IP Rights, Codexis Enzymes and Codexis Process covering the manufacture of such Codexis Enzymes that are used to further manufacture such Product for a one-time lump-sum consideration of [***] (the “Option”). The Option shall expire in ninety (90) days from the day of occurrence of the Buy-Out Event unless Arch exercises its Option and makes the payment of the said consideration to Codexis within such ninety (90) day period. During such ninety (90) day period, if the Buy-Out Event is other than bankruptcy or insolvency of Codexis or expiration of this Agreement, Codexis shall continue to perform its obligations under the Agreement in respect of the Products not subject to the Buy-Out Event. The payment above shall be Codexis’ sole compensation for such Option-exercise by Arch. In the event Arch exercises its Option, Codexis shall render reasonable support to allow Arch to effectively utilize the rights acquired by the Option exercise, including without limitation, introduction of appropriate contacts and technology support; provided, however, such support shall only be provided during (and only during) scale up at Arch or a contract manufacturing organization designated by Arch and in no event for a period longer than eight (8) weeks. Codexis’ obligations in respect of such support shall be limited to (i) phone and email support and (ii) onsite support limited to ten (10) man-hours per week provided that Arch cover all out-of-pocket travel and boarding expenses. Any license granted to Arch pursuant to this Section 15.5 shall be subject to the following restrictions: (i) Arch may not manufacture any Codexis Enzymes for Third Parties; (ii) Arch may only manufacture Codexis Enzymes solely for use by Arch to manufacture Products for sale by Arch; and (iii) Arch may not sublicense any of the rights granted by Codexis to Arch. Furthermore, any license granted to Arch pursuant to this Section 15.5

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

shall not affect (i) Codexis’ ownership rights in (or Codexis’ rights to grant additional licenses to) Codexis IP Rights, Codexis Enzymes and Codexis Process or (ii) Codexis’ right to manufacture Codexis Enzymes that are subject to the product.
15.6    Survival. In addition to any provisions which by their terms survive termination or expiration of this Agreement, Articles 1, 10 (for the period set forth in Section 10.7), 14 and 16 and Sections 2.9, 2.15 (for the period set forth therein), 9.3, 11.1, 11.2, 11.3, 11.4, 11.5, 12.5, 13.1, 13.2, 13.3, 13.4 (for the period set forth therein) and 15.6 shall survive expiration or termination of this Agreement, as applicable.
16.    MISCELLANEOUS
16.1    Further Assurances. From time to time on and after the Effective Date, each Party shall at the reasonable request of the other Party (a) deliver to the other Party such records, data, or other documents; (b) execute, and deliver or cause to be delivered, all assignments, consents, documents or further instruments of transfer or license; and (c) take or cause to be taken all other actions as such other Party may reasonably deem necessary or desirable in order for such Party to obtain the full benefits of this Agreement and the transactions contemplated hereby; each to the extent as required under the provisions of this Agreement.
16.2    Limitation of Liability. EXCEPT FOR BREACH OF ARTICLE 10, CLAIMS OF A THIRD PARTY THAT ARE SUBJECT TO INDEMNIFICATION UNDER ARTICLE 13, OR WITH RESPECT TO UNAUTHORIZED EXPLOITATION OF CODEXIS’ INTELLECTUAL PROPERTY RIGHTS, INCLUDING WITHOUT LIMITATION, BREACH OF 12.4.1 AND 12.4.2, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE, EXEMPLARY, OR SPECIAL DAMAGES OF THE OTHER PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY, WHETHER FORESEEABLE OR NOT.
16.3    Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, United States of America, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of such State to the rights and duties of the Parties.
16.4    Force Majeure. Except for the payment of money, neither Party shall be held responsible for any delay or failure in performance hereunder caused by strikes, embargoes, unexpected government requirements, civil or military authorities, acts of God, flood, earthquake, or by the public enemy or other causes reasonably beyond such Party’s control and without such Party’s fault or negligence; provided, that the affected Party notifies the unaffected Party as soon as reasonably possible and resumes performance hereunder as soon as reasonably possible following cessation of such force majeure event; provided, further, that no such delay or failure in performance shall continue for more than three (3) months. In the event that a delay or failure in performance by a Party under this Section 16.4 continues longer than three (3) months, the other Party may terminate this Agreement in accordance with the terms and conditions of Section 15.2.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16.5    Independent Contractors. Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, association of persons, agency or any other such relationship of similar nature, between the Parties. Nothing in this Agreement shall constitute or be deemed to or is intended to constitute Arch as an agent of Codexis or Codexis as an agent of Arch. Neither Party shall: (a) enter into a contract in the name of or purporting to be made on behalf of the other Party unless to the extent as may be authorized under any agreement entered into between the Parties; (b) by any act, pledge the credit of the other Party or impose or attempt to impose any contractual obligations on the other Party; or (c) either in its own office, factories or depots or on invoices, bill heads or letter papers or any other place or by any other means, oral or written, make any statement to the effect or representation calculated or liable to induce others to believe that it is the agent of the other Party.
16.6    Assignment. This Agreement is binding upon and inures to the benefit of the Parties, and to their permitted successors and assigns. Neither Party may transfer or assign its rights and obligations under this Agreement to a Third Party without the prior written consent of the other Party. Notwithstanding the foregoing, each of the Parties shall have the right to transfer or assign its rights and obligations under this Agreement, without consent, to an Affiliate or a successor to all or substantially all of its business or assets relating to this Agreement whether by operation of law, sale, merger, or otherwise. Any assignment not in conformance with this Section 16.6 shall be null, void, and of no legal effect.
16.7    Notices. Any notice, report, communication, or consent required or permitted by this Agreement shall be in writing and shall be sent (a) by prepaid registered or certified mail, return receipt requested, (b) by overnight express delivery service by a nationally recognized courier, or (c) via confirmed facsimile, followed within five (5) days by a copy delivered in accordance with this Section 16.7, addressed to the other Party at the address shown below or at such other address as such Party gives notice hereunder. Such notice will be deemed to have been given when delivered or, if delivery is not accomplished by some fault of the addressee, when tendered.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

If to Arch:	Arch Pharmalabs Limited
H wing, 4th Floor
Tex Centre
Off Saki Vihar Road
Chandivali, Mumbai- 400072
India
Attn: Company Secretary
Facsimile: +912228471234

With a copy to:	Arch Pharmalabs Limited
H wing, 4th Floor
Tex Centre
Off Saki Vihar Road
Chandivali, Mumbai- 400072
India
Attn: Chairman and Managing Director
Facsimile: +912228471234

If to Codexis:	Codexis, Inc. Codexis, Inc.
200 Penobscot Drive
Redwood City, California 94063
USA
Attn: Senior Vice President, Pharmaceuticals
Facsimile: +43 664 358 4451

With a copy to:	Codexis, Inc. Codexis, Inc.
200 Penobscot Drive
Redwood City, California 94063
USA
Attn: General Counsel
Facsimile: 1-650-421-8108

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16.8    Severability. If any provision of this Agreement is found by a court to be void, invalid, or unenforceable, such provision shall be reformed to comply with Applicable Law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement; provided that no such reformation or striking shall be effective if the result materially changes the economic benefit of this Agreement to either Party. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be void, invalid, or unenforceable, and reformation or striking of such provision would materially change the economic benefit of this Agreement to either Party, the Parties shall modify such provision in accordance with Section 16.9 to obtain a legal, valid, and enforceable provision and provide an economic benefit to the Parties that most nearly effects the Parties’ intent on entering into this Agreement.
16.9    Modifications; Waivers. This Agreement may not be altered, amended, supplemented, or modified in any way except by a writing signed by each Party. The failure of a Party to enforce any rights or provisions of this Agreement shall not be construed to be a waiver of such rights or provisions, or a waiver by such Party to thereafter enforce such rights or provision or any other rights or provisions hereunder.
16.10    No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any party other than those executing it.
16.11    Interpretation.
(a)    Captions and Headings. The captions and headings of clauses contained in this Agreement preceding the text of the articles, sections, subsections, and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction.

(b)    Singular and Plural. All references in this Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter.

(c)    Articles, Sections, and Subsections. Unless otherwise specified, references in this Agreement to any article shall include all sections, subsections, and paragraphs in such article; references in this Agreement to any section shall include all subsections and paragraphs in such section; and references in this Agreement to any subsection shall include all paragraphs in such subsection.

(d)    Days. All references to days in this Agreement shall mean calendar days, unless otherwise specified.

(e)    Ambiguities. The Parties jointly drafted this Agreement. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16.12    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
16.13    Entire Agreement. The Parties acknowledge that this Agreement, including, for clarity, the preamble, recitals, and exhibits attached hereto, together with accepted Product Purchase Orders, and any other agreements entered into by the Parties contemporaneously with this Agreement sets forth the entire agreement and understanding of the Parties as to the subject matter hereof, and supersedes all prior and contemporaneous discussions, agreements, and writings with respect hereto with respect to the subject matter hereof, including without limitation the 2010 Arch Agreements, which are hereby terminated in their entirety. No trade customs, courses of dealing or courses of performance by the Parties shall be relevant to modify any term(s) used in this Agreement.
[Signature page follows]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, Arch and Codexis have executed this Agreement by their respective duly authorized representatives as of the Effective Date.

CODEXIS, INC.
(“Codexis”)
By: /s/John J. Nicols
Name: John J. Nicols
Title: President and Chief Executive Officer
ARCH PHARMALABS LIMITED
(“Arch”)
By: /s/Ajit Kamath
Name:Ajit Kamath
Title: Chairman and Managing Director

Solely for the purpose of Section 16.13: CODEXIS LABORATORIES INDIA PRIVATE LIMITED By: /s/Douglas T. Sheehy__________________ Name: Douglas T. Sheehy Title: Director

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 1.18

Codexis Enzymes

[***]
[***]
[***]
[***]
[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 1.37

Products

•	[***]

•	[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 2.14

Specifications for Codexis Enzymes are as set forth below:

PRODUCT SPECIFICATIONS

[***]

LYOPHILIZED ENZYME POWDER

TEST DESCRIPTION	SPECIFICATION	TEST METHOD
1. Appearance	[***]	QCP-029
2. Specific Activity	[***]	QCP-001
3. Moisture	[***]	QCP-025

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PRODUCT SPECIFICATIONS

[***]

LYOPHILIZED ENZYME POWDER

TEST DESCRIPTION	SPECIFICATION	TEST METHOD
1. Appearance	[***]	QCP-029
2. Specific Activity	[***]	QCP-027
3. Moisture	[***]	QCP-025

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PRODUCT SPECIFICATIONS

[***]

LYOPHILIZED ENZYME POWDER

TEST DESCRIPTION	SPECIFICATION	TEST METHOD
1. Appearance	[***]	QCP-029
2. Specific Activity	[***]	QCP-002
3. Moisture	[***]	QCP-025

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PRODUCT SPECIFICATIONS

[***]

LYOPHILIZED ENZYME POWDER

TEST DESCRIPTION	SPECIFICATION	TEST METHOD
1. Appearance	[***]	QCP-029
2. Specific Activity	[***]	QCP-013
3. Moisture	[***]	QCP-025

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 13.4.1

Insurance
CODEXIS INSURANCE TYPES AND LIMITS

Type of Insurance	Limits of Liability
Commercial General Liability (including contractual liability but excluding Product Liability) with bodily injury, death and property damage coverage limits as specified	Combined single limit of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate
Product Liability with bodily injury, death and property damage coverage limits as specified
Either (a) any limit mutually agreed to by the Parties, (b) any limit required by a customer that requests to purchase at least $3,000,000 worth of Products collectively from the Parties and their Affiliates in any one (1) year period, or (c) at the point at which Parties and their Affiliates collectively have sold an aggregate amount of at least $30,000,000 worth of Products in any one (1) year period, a combined single limit of not less than $10,000,000 per occurrence and in the aggregate

Umbrella Policy with bodily injury, death and property damage coverage limits as specified (does not include Product Liability)	Combined single limit of not less than $1,000,000 per occurrence and $2,000,000 in the aggregate
Worker’s Compensation (work injury)	$1,000,000 per accident

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.